EXHIBIT 99.1

[BIOSOURCE INTERNATIONAL LOGO]

                                               CONTACT:
                                                   Charles Best
                                                   Chief Financial Officer
                                                   BioSource International, Inc.
                                                   chuckb@biosource.com
                                                   (805) 383-5249


BIOSOURCE INTERNATIONAL, INC. ANNOUNCES MANAGEMENT CHANGE

CAMARILLO, CALIF.  - SEPTEMBER 11, 2003

CAMARILLO, Calif.--(BUSINESS WIRE)--Sept. 11, 2003--BioSource International, Inc. (Nasdaq:BIOI), announced today that its President and Chief Executive Officer, Len Hendrickson, has commenced an indefinite medical disability leave of absence. The Board of Directors also appointed Robert Weltman, a current Director of the Company, as interim CEO, while it engages in an executive search for a long-term replacement for Mr. Hendrickson.

Jean-Pierre Conte, the Company's Chairman of the Board commented on the Board action: "The entire BioSource family is deeply saddened to learn that Len will be unable to continue leading the Company. We are all hopeful that he will return to good health soon. Given this difficult and unfortunate circumstance, the Board has acted to fill the vacancy left by Mr. Hendrickson's departure. With his scientific background, management experience and familiarity with the Company, the Board believes Robert Weltman will provide the transition leadership currently needed at the Company. In the meantime, we have commenced a search for a new CEO who can lead BioSource for the long term."

Robert Weltman has served as a Director of BioSource since February 2000. He is currently a Managing Director of Genstar Capital, LP, the sole general partner of Genstar Capital Partners II, L.P., a private equity limited partnership. Mr. Weltman joined Genstar in August 1995. Mr. Weltman has led the life sciences investment effort at Genstar since 1999. Mr. Weltman serves on the Board of PRA International, Inc., a $230 million global clinical research organization and served on the Board of NEN Life Science Products, a leading provider of life science research products prior to its sale to Perkin Elmer in July 2000. Mr. Weltman holds an AB degree in chemistry from Princeton University.


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BioSource International,  Inc. is a broad-based life sciences company focused on providing integrated solutions in the areas of functional genomics, proteomics, and drug discovery through the development, manufacturing, marketing and distribution of unique biologically active reagent systems which facilitate, enable and accelerate pharmaceutical development and biomedical research.


This press release contains statements about expected future events that are forward-looking and subject to risks and uncertainties. For these statements, we claim the safe harbor for "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Factors that could cause actual results to differ and vary materially from expectations include, but are not limited to, our ability to expand our product offerings and any transition to new products, product quality and availability, any change in business conditions, changes in our sales strategy and product development plans, competitive pricing pressures, continued market acceptance of our products, name recognition of our products, delays in the development of new technology, intellectual property and proprietary rights may not be valid or infringe the rights of others, changes in customer buying pattern issues, one-time events and other important factors disclosed previously and from time to time in our filings with the Securities and Exchange Commission. These cautionary statements by us should not be construed as exhaustive or as any admission regarding the adequacy of disclosures made by us. We cannot always predict or determine after the fact what factors would cause actual results to differ materially from those indicated by the


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forward-looking  statements or other statements. In addition,  readers are urged to consider statements that include the terms "believes," "belief," "expects," "plans," "objectives," "anticipates," "intends," "targets," "projections", or the like to be uncertain and forward-looking. All cautionary statements should be read as being applicable to all forward-looking statements wherever they appear. We do not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.




CONTACT:
     BioSource International, Inc.
     Charles Best, 805-383-5249
     CHUCKB@BIOSOURCE.COM


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